                                                                EXHIBIT 1(a)

                                 500,000 UNITS

                     (Each Unit Consisting of One Share of

           Series A Convertible Cumulative Redeemable Preferred Stock

                     and One Common Stock Purchase Warrant)


                          HUNGARIAN BROADCASTING CORP.

                            UNDERWRITING AGREEMENT


                                         Dated: December  , 1996


J.W. Barclay & Co., Inc.
One Battery Park Plaza
New York, New York  10004

Dear Sirs:

     The undersigned, Hungarian Broadcasting Corp., a Delaware corporation (the "Company"), and the persons listed on Schedule A annexed hereto (the "Selling Securityholders") hereby confirm their agreement with J.W. Barclay & Co., Inc. (sometimes the "Underwriter" or "you") as follows:

     1. Description of Securities. The Company has authorized by appropriate corporate action, and proposes to issue and sell to you 400,000 Units and the Selling Securityholders propose to sell you an aggregate of 100,000 Units, each Unit consisting of one share of Series A Convertible Cumulative Redeemable Preferred Stock and one Common Stock Purchase Warrant (said shares of Preferred Stock and Warrants hereinafter referred to as "Shares" and "Warrants"). Each Warrant shall be exercisable for one share of Common Stock. An additional 60,000 Units have been authorized by the Company to cover over-allotments as provided in Section 3 below. The Units, Shares and Warrants shall hereinafter sometimes be collectively referred to as the "Securities". The Units, Shares and Warrants are more fully described in the Registration Statement and Prospectus referred to hereinafter.

     2.  Representations and Warranties.

     (a) The Company and each Selling Securityholder, jointly and severally, represents and warrants to, and agrees with, you that:

          (i) A registration statement on Form SB-2 with respect to the Securities, including a preliminary prospectus, copies of which have heretofore been delivered by the Company to you, has
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been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, (hereinafter called the "Act") and the Rules and Regulations of the Securities and Exchange Commission (hereinafter called the "Commission") under such Act, and has been filed with the Commission (File No. 333-13371). On or prior to the effective date of such registration statement, one or more amendments to such registration statement (including a final prospectus), copies of which have heretofore been or will be delivered to you, will have been so prepared and filed in the form delivered to you. Such registration statement (including all exhibits thereto) as amended as of the effective date thereof and each related preliminary prospectus are herein respectively referred to as the "Registration Statement", the "Preliminary Prospectus" and the "Prospectus".

          (ii) When the Registration Statement becomes effective (the "Effective Date") and at all times subsequent thereto up to and at the Closing Date (as defined in Section 3 hereof) and the Additional Closing Date (as defined in Section 3 hereof), (i) the Registration Statement and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by the Act and the Rules and Regulations of the Commission thereunder and will in all respects conform to the requirements of the Act and such Rules and Regulations, (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) all documents which are required to be filed as exhibits to the Registration Statement will have been so filed; provided however, that the Company and the Selling Securityholders make no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you or any Underwriter expressly for use in the preparation thereof.

          (iii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with all corporate and other powers and authority necessary to carry on its businesses, and it is qualified and in such jurisdictions in which the nature of its business requires such qualification. The Company's subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of Hungary with all corporate powers and authority necessary to carry on their business.

          (iv) The consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its

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

properties is bound, or of its Certificate of Incorporation, or By-laws, or any order, rule or regulation applicable to the Company or any of its properties, of any court or other governmental body.

          (v) The Company has full power and lawful authority to authorize, issue and sell the Units, Shares, Warrants, and Underwriter's Unit Warrants (as defined hereinafter) on the terms and conditions herein set forth, and has taken all corporate action necessary therefor; no consent, approval, authorization or other order of any regulatory authority is required for such authorization, issue or sale, except as may be required under the Act or state securities or blue sky laws. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company enforceable in accordance with its terms. The Warrant Agreement between the Company and American Stock Transfer & Trust Company, dated December 20, 1995 and as amended by agreement dated _________________, 1996, pursuant to which the Warrants are being issued (the "Warrant Agreement"), has been duly authorized by the Company and is a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

          (vi) The Securities and the authorized capitalization of the Company conform to the descriptions thereof contained in the Registration Statement and Prospectus. The holders of the Warrants will, upon their exercise, be entitled to purchase shares in accordance with the terms and conditions set forth in the Warrant Agreement. The outstanding shares of capital stock are, and the shares issuable pursuant to the public offering contemplated hereby and upon exercise of any of the warrants referred to herein will upon such issuance be, duly authorized, validly issued and fully paid and nonassessable, and the Company has duly authorized and reserved for issuance upon exercise of said warrants such number of shares of Common Stock as are initially issuable upon such exercise. The Warrants, the Underwriter's Unit Warrants, and the warrants underlying the Underwriter's Unit Warrants will, when issued and delivered in accordance with the provisions of the Warrant Agreement, the Underwriter's Unit Warrants and this Agreement, be valid and legally binding obligations of the Company enforceable in accordance with their respective terms. There are no options, warrants, rights of conversion, indebtedness or calls on equity of the Company other than as disclosed in the Prospectus and Registration Statement.

          (vii) Except as set forth or contemplated in the Registration Statement and Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, and there has not been any material change in the capital stock or funded debt of the Company, or any material adverse change in the condition (financial or other) or results of operations of the Company.

          (viii) The financial statements (audited and unaudited) set forth in the Registration Statement and Prospectus fairly present the financial condition of the Company and the results of its operations as of the dates and for the periods therein specified; and said financial statements (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles which have been consistently applied throughout the periods covered thereby. Such financial statements and the summaries thereof included in the Registration Statement and the Prospectus conform in all material respects to the requirements of the Rules and Regulations of the Commission.

          (ix) The accountants whose opinion or opinions is or are included in the Registration Statement are independent public accountants within the meaning of the Act and the Rules and Regulations of the Commission thereunder.

          (x) Except as set forth in the Prospectus, there is not pending any action, suit or other proceeding to which the Company is a party or of which any property of the Company is the subject, before or by any court or other governmental body, which might result in any material adverse change in the condition, business or prospects of the Company, or might materially adversely affect the assets of the Company; and except as indicated in the Prospectus, no such proceeding is known by the Company to be threatened or contemplated.

          (xi) The Company and the Selling Securityholders know of no claim for services, either in the nature of a finder's fee, brokerage fee or otherwise, with respect to the financing contemplated hereby, whether or not heretofore satisfied, for which they or the Underwriter, or any of them, may be responsible, other than as expressly disclosed in the Prospectus.

          (xii) The business and operations of the Company and the ownership thereof, except as may be disclosed in the Prospectus, comply with all statutes, ordinances, laws, rules and regulations applicable thereto, the non-compliance with which could reasonably be expected to have a material, adverse effect on the Company or its condition (financial or other), business, prospects, net worth or results of operations; the Company possesses, and is operating in compliance with the terms, provisions and conditions of, all certificates, licenses, permits, consents, waivers, approvals, franchises and concessions required to conduct its business as now conducted, the non-compliance with which could reasonably be expected to have a material adverse effect on the Company or its condition (financial or other), business, prospects, net worth or results of operations; each such certificate, license, permit, consent, waiver, approval, franchise and concession is valid and in full force and effect and there is no proceeding pending or threatened (or to the best of the knowledge of the Company and the Selling Securityholders, any basis therefor) which may lead to the revocation, termination, suspension or nonrenewal of any such certificate, license, permit, consent, waiver, approval, franchise or concession.

          (xiii) On the Effective Date of the Registration Statement and immediately prior to the sale of the Securities, the outstanding capital stock of the Company will consist of no more than 2,583,600 shares of Common Stock, par value $.01 per share, and 100,000 shares of Series A Convertible Cumulative Redeemable Preferred Stock and there shall be no warrants or options to purchase shares of Stock of the Company except as set forth in the Prospectus.

     (b) Each of the Selling Securityholders, severally and not jointly, represents and warrants to the Underwriter that:

          (i) Such Selling Securityholder (A) has the power and authority to execute and deliver this Agreement and a Power of Attorney Agreement (hereinafter defined) on the terms and conditions set forth herein and therein;
(B) is, and when the Registration Statement shall become effective and at the Closing Time will be, the owner of the Units to be sold by such Selling Securityholder to the Underwriter pursuant to the terms hereof, in each case free and clear of all liens, charges, encumbrances and restrictions; (C) has paid to the Company the full purchase price required to be paid for such Units; and (D) has, and when the Registration Statement shall become effective and at the Closing Time will have, the power and authority to convey good and valid title to such Units, in each case free and clear of all liens, charges, encumbrances and restrictions.

          (ii) Such Selling Securityholder has executed an agreement and power of attorney (the "Power of Attorney Agreement") with ___________________ and __________________ as attorneys-in-fact, and has delivered to such attorney-in-fact, pursuant to the Power of Attorney Agreement, certificates in negotiable form for the Units to be sold by such Selling Securityholder. Copies of each Power of Attorney Agreement have been delivered to you. Such certificates and the Units represented thereby are subject to the rights of the Underwriter hereunder and, to such extent, the Power of Attorney granted by such Selling Securityholder to such attorney-in-fact is irrevocable and shall not be terminated by law or upon the occurrence of any event. If any such event shall occur, with or without notice to such attorneys-in-fact, such attorneys-in-fact shall deliver such certificates in accordance with the terms and provisions of this Agreement as if such event had not occurred.

          (iii) The Power of Attorney Agreement has been duly authorized, executed and delivered by such Selling Securityholder, and this Agreement has been duly authorized, executed and delivered by such Selling Securityholder or by his or her attorney-in-fact pursuant to the Power of Attorney Agreement. The Power of Attorney Agreement and this Agreement each constitute valid and binding agreements of such Selling Securityholder enforceable in accordance with their respective terms (except as rights to indemnification may be limited by applicable law).

          (iv) Neither the execution and delivery or performance of this Agreement or the Power of Attorney Agreement or the consummation of the transactions herein or therein contemplated nor the compliance with the terms hereof or thereof by such Selling Securityholder will conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, guaranty, purchase agreement or other agreement or instrument to which such Selling Securityholder or any of such Selling Securityholder's property is bound, or under any statute or under any order, rule or regulation applicable to such Selling Securityholder or any of such Selling Securityholder's property of any court or other governmental agency; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Securityholder of the transactions on such Selling Securityholder's part herein or therein contemplated, except such as may be required under the Act or under state securities or blue sky laws.

          (v) On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by the Selling Securityholders to the Underwriter hereunder will have been fully paid or provided for by the Selling Securityholders and all laws imposing such taxes will have been fully complied with.

          (vi) Such Selling Securityholder has not, and at the Closing Time will not have, taken, directly or indirectly, any action to cause or result in, or which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or the resale of any of the Units.

     3. Purchase, Sale and Delivery of Shares. Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties and agreements herein contained, (A) the Company hereby agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at purchase prices of $______ per Unit, and (B) each of the Selling Securityholders agree, severally and not jointly, to sell to the Underwriter the number of Units set forth opposite the name of such Selling Securityholder on Schedule A hereof, and the Underwriter agrees to purchase from the Selling Securityholders, such Units at and for a price of $______ per Unit.

     The Company and the Selling Securityholders will deliver the Units to you at your office, or such other place as you may designate, against payment to the Company and the Selling Securityholders for the Units by wire transfer or by certified or official bank check or checks payable in New York Clearing House funds to the order of the Company and the attorneys-in-fact of the Selling Securityholders. The Units so to be delivered will be in definitive, fully registered form in such authorized denominations and registered in such names as you request by notice to the Company and the Selling Securityholders given not later than 5:00 P.M., New York City time, on the second business day next preceding the Closing Date. The date and the time of such delivery and payment shall be 11:00 A.M., New York City time, on ____________, 1996 (or such other time and date as you and the Company and the Selling Securityholders may agree upon). The time and date of such payment and delivery is herein sometimes referred to as the "Closing Date".

     The Company and the Selling Securityholders agree to make the Units available to you for the purpose of expediting the checking and packaging of the Units, at the office at which they are to be delivered, not later than 2:00 P.M., New York City time, on the business day next preceding the Closing Date.

     The Company hereby grants to you the right, exercisable within 45 days from the date hereof, to purchase from the Company up to 60,000 additional Units (the "Additional Units") at a purchase price of $_______ per Unit, for the purpose of covering over-allotments in the sale of the Underwriter of the Units. You may exercise your right to purchase Additional Units by giving written notice of such exercise to the Company.

     Such notice shall set forth the aggregate number of Additional Units as to which such right is being exercised, the names in which Additional Units are to be registered, the denominations in which Additional Units are to be issued and the date and time, as determined by you, when the Additional Units are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date
                            -----------------
shall not be earlier than the Closing Date. The Additional Closing Date may be on the Closing Date; if not, it shall be no earlier than the third business day after the date on which the right shall have been exercised nor later than the twelfth business day after the date on which the right shall have been exercised.

     The Company will deliver the Additional Units to you at your office, or such other place as you may designate, against payment to the Company for the Additional Units by wire transfer or by certified or official bank check or checks payable in New York

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Clearing House funds to the order of the Company.  The Additional Units so to be delivered will be in definitive, fully registered form in such authorized denominations and registered in such names as you request by notice to the Company given not later than 5:00 P.M., New York City time, on the second business day next preceding the Additional Closing Date.

     The Company agrees to make the Additional Units available to you for the purpose of expediting the checking and packaging of the Units, at the office at which they are to be delivered, not later than 2:00 P.M., New York City time, on the business day next preceding the Additional Closing Date.

     It is understood that the Underwriter proposes to offer the Units for sale to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

     4.  Covenants of the Company.

     (a)  The Company further covenants and agrees with you that:

          (i) The Company will use its best efforts to cause the Registration Statement to become effective and will not at any time, whether before or after the effective date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Act, or the Rules and Regulations of the Commission thereunder.

          (ii)   The Company will notify you immediately and confirm in writing
(A) when the Registration Statement and any post-effective amendment thereto becomes effective, (B) of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or of the Prospectus or of the initiation of any proceedings for such purposes, and (C) of the receipt of any comments (in writing or orally) from the Commission in respect of the Registration Statement or requesting the amendment, post-effective amendment or supplementation of the Registration Statement or Prospectus or for additional information. If the Commission shall enter a stop order or any order preventing or suspending the use of any Preliminary Prospectus or of the Prospectus at any time, or shall initiate any proceedings for such purposes, the Company will make every reasonable effort to prevent the issuance of such order and, if issued, to obtain the withdrawal thereof. The Company will provide you with copies of all written communications received by it from the Commission and any other regulatory agency with respect to the Registration Statement, and every amendment and post-effective amendment thereto and copies of all replies thereto by the Company, its counsel and its

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accountants.

          (iii) Within the time during which a prospectus relating to the Units, Shares and Warrants (or the exercise of any Warrants) is required to be delivered under the Act, the Company will comply so far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations of the Commission thereunder, from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Units, Shares and Warrants (or the shares of stock to be acquired upon the conversion of Preferred Stock and the exercise of the Warrants) as contemplated by the provisions hereof and the Prospectus; and if during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend or supplement the Prospectus (in form reasonably satisfactory to your counsel and at the expense of the Company) so as to correct such statement or omission or effect such compliance.

          (iv) The Company will cooperate with you and will take all necessary action, and furnish to whomever you may direct such proper information, as may be lawfully required in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as you may designate, and in continuing such qualifications in effect so long as required for the distribution of Securities by you; provided that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state, consent to general service of process in such state or otherwise to submit to any requirements which it reasonably deems unduly burdensome.

          (v) The Company will pay any and all fees, taxes and expenses incident to the performance of its obligations under this Underwriting Agreement, including expenses and taxes incident to the issuance and delivery to you of the Securities and Additional Securities, if any, to be sold to the Underwriter pursuant to Section 3 hereof; all fees and disbursements of counsel and accountants for the Company; expenses and filing fees incident to the preparation, printing, delivery, shipment and filing with the Commission, the National Association of Securities Dealers, Inc., and state blue sky authorities of the Registration Statement and all exhibits thereto and the Prospectus, and any amendments or supplements thereto, including fees of blue sky counsel (to be designated by the Underwriter and who may be counsel to the Underwriter) incident to the qualification for sale of the Securities and Additional Securities, if any, under blue sky laws. The Company and the Selling Securityholders will further pay you for your expenses incurred in connection with this offering, on a

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non-accountable basis, an amount equal to 3% of the public offering price of the
Units sold hereunder, including any Units sold pursuant to the overallotment option, such reimbursement and payment to be made to you on closing, and may be deducted by you from the amount due to the Company and the Selling Securityholders for purchase of the Units pursuant to Section 3 hereof. In the event that the offering is not consummated, the Representative will be reimbursed only for its actual, accountable, out-of-pocket expenses.

          (vi) The Company will apply the net proceeds from the sale of the Units substantially as set forth under the caption "Use of Proceeds" in the Prospectus.

          (vii) The Company will deliver to you as promptly as practicable three signed copies of the Registration Statement and all amendments thereto, including all exhibits therewith or incorporated therein by reference, and signed consents, certificates and opinions of accountants and of any other persons named in the Registration Statement as having prepared, certified or reviewed any part thereof, and will deliver to you such number of unsigned copies of the Registration Statement and exhibits, and of all amendments thereto, as you may reasonably request. The Company will deliver to you or upon your order, from time to time until the effective date of the Registration Statement, as many copies of the Preliminary Prospectus as you may reasonably request. The Company will deliver to you or upon your order, on the effective date of the Registration Statement and thereafter, subject to the provisions of
Section 4(a)(iii) hereof, from time to time, as many copies of the Prospectus in final form or as thereafter amended or supplemented, as you may reasonably request. The Company will deliver to you, promptly after closing, three (3) bound volumes of all of the documents, papers, exhibits, correspondence and records forming the materials involved in this public offering.

          (viii) The Company will make generally available to its security holders, as soon as it is practicable to do so (but in no event later than fifteen months after the effective date of the Registration Statement), an earnings statement of the Company (which need not be audited) covering a period of at least twelve months beginning not later than the first day of the fiscal quarter next succeeding such effective date which shall satisfy the provisions of Section 11(a) of the Act.

          (ix) For a period of at least five years from the date hereof, the Company will supply to the Representative, (A) as soon as practicable after the end of each fiscal year, a balance sheet and statement of operations of the Company and its consolidated subsidiaries (if any) as at the end of and for each such year, all in reasonable detail and certified by independent certified public accountants, (B) as soon as practicable after the end of each of the first three quarters of each fiscal year, an unaudited statement of operations of the Company and its consolidated subsidiaries (if any) for such period, (C) copies of such financial statements and reports as the Company may, from time to time, furnish generally to holders of any class of its stock, (D) copies of each report which it shall be required to file with the Commission, any blue sky authority or any securities exchange at the same time as such reports are filed and (E) copies of the daily stock transfer sheets of the Company.

          (x) Simultaneously with the purchase and payment by the Underwriter for the Units on the Closing Date, the Company shall sell, at a price of $0.001 per warrant, and issue and deliver to the Underwriter or to dealers in the selling group, or to officers or partners of the Underwriter or dealers in the selling group, 50,000 warrants, in form and substance satisfactory to your counsel, to purchase 50,000 Units identical to the Units being sold to the public hereunder at an exercise price of $_______ per Unit ("Underwriter's Unit Warrants"). The Underwriter's Unit Warrants will be exercisable for a period of five years commencing on the Effective Date, and will not be transferable for a period of one year from the Effective Date except to Selected Dealers and officers and partners of the Underwriter and Selected Dealers. The Underwriter's Unit Warrants shall have been registered under the Registration Statement and the holders of a majority of such Underwriter's Unit Stock Warrants or the securities which may have been issued thereunder shall have the right, at any one time, to require the Company to prepare and file a post-effective amendment to the Registration Statement (or a new registration statement, if then required under the Act) covering all or any portion of the Underwriter's Unit Warrants and their underlying securities to permit the public sale thereof after twelve months from the Effective Date. In connection therewith, the Company shall be obligated to prepare and file such post-effective amendment (or such new registration statement) under the Act promptly upon the receipt of the request of the holders of a majority of the Underwriter's Unit Warrants or securities issued thereunder, and the Company shall be further obligated to use its best efforts to have such post-effective amendment (or such new registration statement) rendered effective under the Act, as it may from time to time be amended hereafter, and Rules and Regulations promulgated thereunder, as soon as practicable after the filing date of any such post-effective amendment or such new registration statement, and the Company shall also be required to take such action as may be necessary to maintain such post-effective amendment or such new registration statement effective under the Act for the period, not in excess of nine months, required to sell such Underwriter's Unit Warrants and their underlying securities in compliance with the Act and Rules and Regulations promulgated thereunder, and the Company shall be required to provide the accounting necessary for the filing of any such post-effective amendment or such new registration statement, plus any amendments or supplements thereto.

In addition to, and not in lieu of, the obligations of the Company hereinabove recited in this subsection, the Company hereby further covenants and agrees that if, the Company shall prepare and file a post-effective amendment to the Registration Statement or a new registration statement under the Act or notification pursuant to Regulation A under the Act either of which is to become effective at any time after the expiration of twelve months from the Effective Date with respect to the public offering of any equity or debt securities of the Company now or hereafter authorized, the Company will include in such post-effective amendment or new registration statement or such notification such number of the Underwriter's Unit Warrants and their underlying securities as requested by the holders of the Underwriter's Unit Warrants or securities issued thereunder, and neither you nor such holders shall be under any obligation to bear any of the expenses or professional fees and disbursements to be incurred by the Company in connection with the preparation and filing of such post-effective amendment, or new registration statement or such notification. With respect to any post-effective amendment, or new registration statement, or notification filed by the Company pursuant to this subsection, the selling securityholders offering any Underwriter's Unit Warrants and their underlying securities thereunder shall be entitled to the benefits of indemnification by the Company in like manner and to the same extent as the Company indemnifies the Underwriter pursuant to Section 6(a) hereof.

          (xi) The Company will not, without the prior written consent of the Underwriter, for a period of six months after the effective date of the Registration Statement, sell any securities of the Company or sell or grant options, warrants or rights with respect to any securities of the Company, or permit or cause a public offering of any securities of the Company except in accordance with the provisions of the Registration Statement.

          (xii) At the Closing, the Company shall enter into a consulting agreement ("Consulting Agreement") retaining the Underwriter as financial consultant to the Company for a two-year period commencing as of December 20, 1977, at a fee of $50,000 per year, the total amount of which shall be paid at the Closing. The Company and the Underwriter shall also enter into an agreement which will extend the Mergers and Acquisitions Agreement between the Company and the Underwriter until December __, 2001.

          (xiii) The Company shall cooperate with the Underwriter in making available to its representatives such information as it may request in making an investigation of the Company and its affairs.

          (xiv) Until such time as the securities of the Company are listed on the New York Stock Exchange or the American Stock Exchange (not including The Emerging Growth Company List) but in no event more than three years from the effective date, the Company shall retain Compliance Management Company or a similar company, to prepare a post registration blue sky market survey for the Underwriter for distribution to market makers. Such survey shall be provided to the Underwriter annually with the first survey delivered to it promptly after the completion of the public offering hereunder. The cost of the first year's survey will not exceed $4,000. In lieu of the foregoing, the Company may cause its legal counsel to provide the Underwriter with a survey to be updated at least annually.

          (xv) At all times, so long as any of the warrants referred to herein are outstanding, the Company will have reserved authorized but unissued shares of stock and underlying warrants, available for immediate issuance in amounts necessary for the exercise of all warrants then outstanding. The Company agrees to qualify the Units for listing on the NASDAQ System Small-Cap Issues on the Effective Date and will take all necessary and appropriate action so that the Units continue to be listed for trading in the NASDAQ System Small-Cap Issues for at least five years from the Effective Date provided the Company otherwise complies with the prevailing maintenance requirements of NASDAQ System Small-Cap. In addition, at such time as the Company qualifies for listing its securities on the National Market System of NASDAQ, the Company will take all steps necessary to have the Company's Securities listed on the National Market System of NASDAQ in lieu of listing as Small-Cap Issues. The Company shall comply with all periodic reporting and proxy solicitation requirements imposed by the Commission pursuant to the 1934 Act, and shall promptly furnish you with copies of all material filed with the Commission pursuant to the 1934 Act or otherwise furnished to shareholders of the Company.

          (xvi)   The Company will register its Units and Shares pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended, not later than the Effective Date.

          (xvii) The Company will pay the fees and expenses (but not transfer taxes, if any) of the Company's stock transfer agents, warrant agents, and registrars (if any), without charge to stockholders and warrantholders, for not less than five years after the effective date of the Registration Statement.

          (xviii) The Underwriter shall receive a fee of 10% of the proceeds as and when received by the Company from time to time upon the exercise of any Warrants after one year from the Effective Date, provided that such fee shall be paid only in accordance with the rules of the NASD and any applicable securities laws and rules and regulations. The Underwriter will not be eligible to receive the aforementioned warrant exercise fee as a result of transactions of the following nature: (i) the exercise of Warrants when the market price of the Company's Common Stock is lower than the exercise price; (ii) the exercise of Warrants held in any discretionary account; (iii) the exercise of Warrants where documents disclosing the compensation arrangements (e.g., the Prospectus) have not been provided to the warrantholder; (iv) the exercise of Warrants in unsolicited transactions; and (v) the exercise of any Warrants during the one year period commencing on the Effective Date, and further provided that no broker shall be paid a fee unless such broker is designated in writing by the customer as the soliciting broker. In addition, it will be a condition to the receipt by the Underwriter of such fee that it shall not, in the ten days immediately preceding the solicitation of the exercise or the date of such exercise, have bid for or purchased the Common Stock of the Company (or any securities of the Company convertible into or exchangeable for such Common Stock, including the Warrants) or otherwise have engaged in any activity that would be prohibited by Rule 10b-6 under the Securities Exchange Act of 1934, as amended, by one participating in a distribution of the Company's securities whether as underwriter or otherwise. The Company will not solicit warrant exercises except through the Underwriter.

          (xix) The Company continues to be listed in the appropriate Standard & Poor's manual in order to comply with the requirements of the so-called "standard manuals exemption" of various blue sky authorities with respect to the Securities.

     (b) Each of Selling Securityholders, severally and not jointly, covenants and agrees with the Underwriter that:

          (i) During the 180 days commencing on the date hereof, such Selling Securityholder will not, directly or indirectly, take any action designed to or which will constitute or which might reasonably be expected to cause or result in the stabilization of the price of the Units to facilitate the sale or the resale of any of the Units.

          (ii) If, subsequent to the date hereof, such Selling Securityholder shall believe or have any reasonable grounds to believe that the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or that any of the representations and warranties of the Company or such Selling Securityholder contained herein or in any certificate or document contemplated under this Agreement to be delivered to you are false, such Selling Securityholder will immediately notify you to such effect.

          (iii) Such Selling Securityholder will not, without your prior written consent, sell, contract to sell or otherwise dispose of any Securities owned or held of record in its name, except the sale of Units to the Underwriter pursuant to this Agreement, for a period of 180 days after the Effective Date.

          (iv) Such Selling Securityholder will furnish the certificates referred to in subsections (h) and (i) of Section 9 hereof.

          (v) Such Selling Securityholder will pay you for your expenses incurred in connection with the offering, on a non-accountable basis, an amount equal to 3% of the public offering price of the Units sold on behalf of such Selling Securityholder.

     5. Conditions of Underwriter's Obligations. The Underwriter's obliga-tions to purchase and pay for the Units, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (as if made on the Closing Date), of the representations and warranties of the Company and the Selling Securityholders herein, to the accuracy of statements made in each certificate delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Securityholders of their obligations hereunder, and to the following additional conditions:

     (a) The Registration Statement shall have become effective not later than 5:00 P.M., New York City time, on the day following the date of this Agreement, unless a later time and date be agreed to by you; and no stop order suspending the effectiveness of the Registration Statement, or order preventing or suspending the use of any Preliminary Prospectus or of the Prospectus, shall have been issued and no proceedings for such purpose shall have been instituted or be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter's Counsel.

     (b) On the Closing Date the Underwriter shall have received an opinion of Cohen & Cohen, counsel for the Company, dated the Closing Date, to the effect that:

          (i) The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company and duly executed and delivered by each Selling Securityholder or his or her duly authorized attorneys-in-fact and constitutes a valid and binding obligation of the Company and each Selling Securityholder enforceable in accordance with its terms, subject to bankruptcy, insolvency or similar laws governing the rights of creditors generally and to the discretion of courts in granting equitable remedies, except insofar as rights to indemnity or contribution hereunder may be limited by Federal securities laws. Each Power of Attorney Agreement has been duly authorized, executed and delivered by each Selling Securityholder and constitutes a valid, binding and legally enforceable obligation of each Selling Securityholder in accordance with its terms, subject to bankruptcy, insolvency or similar laws governing the rights of creditors generally and to the discretion of courts in granting equitable remedies and validly grants the power of attorney to ______________________ and ______________________ intended to be granted thereby.

          (ii) The Warrant Agreement, as amended, the Consulting Agreement and the Amendment to the Mergers and Acquisitions Agreement have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms (except insofar as enforcement of the indemnification provisions thereof may be limited by applicable federal securities laws or principles of public policy and subject to bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general principles of equity). The Company has full corporate power and authority to said agreements and to sell, issue and deliver the Units, Shares, Warrants, Underwriter's Unit Warrants and the securities underlying all warrants;

          (iii) The Company has authorized and outstanding capital stock as set forth under "Capitalization" in the Prospectus; all of the Company's outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable; all of the Units, Shares, Warrants, Underwriter's Unit Warrants sold pursuant to this Agreement have been duly authorized, validly issued and delivered and are fully paid and nonassessable, and conform to the descriptions thereof in the Prospectus and such descriptions conform to the rights duly set forth in the Certificate of Incorporation of the Company, the Warrant Agreement, the Underwriter's Unit Warrants and this Agreement; the Warrants, the Underwriter's Unit Warrants, are, and the warrants underlying the Underwriter's Unit Warrants will, when issued in accordance with the provisions of the Warrant Agreement, the Underwriter's Unit Warrants, and this Agreement be, valid and legally binding obligations of the Company in accordance with their respective terms (subject to bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and similar laws affecting creditors' rights generally and to general principles of equity); the securities underlying the Warrants and the Underwriter's Unit Warrants have been validly authorized and reserved for issuance, and any shares when issued in accordance with the terms of the Warrants or Underwriter's Unit Warrants, as the case may be, will be validly issued and will be fully paid and non-assessable; the holders of the Units, Shares, Warrants and Underwriter's Unit Warrants, and the securities underlying the Warrants and the Underwriter's Unit Warrants are not, and will not be, subject to any personal liability for liabilities of the Company by reason of being holders thereof; and none of such securities which have been issued, have been issued in violation of the preemptive rights or any other rights of any stockholder of the Company and no stockholder of the Company has any preemptive right to subscribe for or to purchase any of such Units, Shares, Warrants, Underwriter's Unit Warrants, or securities underlying the Warrants, and the Underwriter's Unit Warrants;

          (iv) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as presently conducted and as described in the Prospectus and to own its properties and is duly qualified to do business and is in good standing in each jurisdiction wherein the property owned or leased, or the conduct of business, by it makes such qualification necessary (except where failure to so qualify would not have a material adverse effect on the Company). The Company's subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of Hungary and have corporate powers and authority necessary to carry on their business;

          (v) The Registration Statement has become effective under the Securities Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated by the Commission;

          (vi) The Registration Statement and the Prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the Rules (except that such counsel need express no opinion as to the financial statements and schedules and financial data included therein or omitted therefrom);

          (vii) Such counsel has assisted in the preparation of the Registration Statement and the Prospectus and no fact has come to the attention of such counsel which leads such counsel to believe that, either as of the Effective Date or the date of the opinion, (A) either the Registration Statement or the Prospectus or any amendment or supplement thereto (except for the financial statements and schedules and financial data included therein or omitted therefrom, as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) there is any material legal, governmental or administrative proceeding pending, threatened or contemplated to which the Company is or may become a party or to which any of its property is or may become subject, or any basis for any legal, governmental or administrative proceeding, required to be described in the Prospectus under the Act which is not described as required, or
(C) there is any contract or document of a character required to be described in the

Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, under the Act which is not described or filed as required.

          (viii) The execution, delivery and performance of this Agreement by the Company and the Selling Securityholders and the Power of Attorney Agreements by the Selling Securityholders, and the consummation of the transactions contemplated therein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of the Company or any indenture, mortgage, deed of trust, note agreement or other agreement or instrument known to such counsel to which the Company or any Selling Securityholder is a party or by which they are bound or to which any of their property is subject, or any Federal, state or other statute, law, rule or regulation, or any judgment, order or decree of any court or governmental agency or body known to such counsel having jurisdiction over the Company or any Selling Securityholder or any of their property;

          (ix) No consent, approval, authorization or order of, or declaration or filing with, any government, governmental instrumentality or court, is required for the valid consummation by the Company or the Selling Securityholders of the transactions contemplated by this Agreement, except such as may be required under the Securities Act or any state securities or "blue sky" laws in connection with the purchase, sale and distribution of the Units; and

          (x) To the best of such counsel's knowledge, the Company possesses all material permits, certificates of compliance, approvals, licenses, waivers, consents and other rights from governmental authorities which are requisite for the material conduct of its business as presently conducted and as described in the Prospectus (except such as in the aggregate would not materially affect the business or operations of the Company), for the consummation of the transactions contemplated in this Agreement and for the offering contemplated by the Prospectus, and each such permit, certificate of compliance, approval, license, waiver, consent and right is valid and in full force and effect.

          (xi) Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Units hereunder as counsel for the Underwriter may reasonably request. In rendering the opinions set forth above, such counsel may rely upon certificates of the Selling Securityholders, officers of the Company and public officials as to matters of fact, and may rely as to all matters of law other than the laws of the United States or the corporate laws of the State of Delaware upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely. Additionally, in rendering such opinion, counsel shall not be required to opine upon the availability of equitable remedies, including but not limited to, the remedies of specific performance and injunctive relief.

     (c) At the time this Agreement is executed by the parties hereto and on the Closing Date (and on the Additional Closing Date, if any), the Underwriter shall have received from Coopers and Lybrand, a letter dated as of each such date, to the effect that:

          (i) They are independent accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations thereunder;

          (ii) In their opinion, the financial statements (including the schedules, if any) in the Registration Statement examined by such firm, comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder with respect to registration statements on Form SB-2;

          (iii) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of reading the minutes of meetings of the stockholders and the Board of Directors of the Company since the date of the latest audited balance sheet as set forth in the minute books through a specified date not more than five business days prior to the date of the letter, reading the unaudited interim financial statements (if any), including the schedules (if any), of the Company included in the Registration Statement and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below, nothing has come to their attention as a result of the foregoing procedures that caused them to believe that (A) the unaudited financial statements (if any), including the schedules (if any), of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations thereunder; (B) said financial statements, including the schedules (if any), are not presented fairly, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements;
(C) during the period from the date of the latest balance sheet covered by their report(s) included in the Registration Statement to a specific date not more than five business days prior to the date of the letter, there has been any change in the capital stock or long-term debt of the Company as compared with the amounts shown in the balance sheet included in the Registration Statement, except as set forth in or contemplated by the Registration Statement; or (D) for the period from the date of the last balance sheet contained in the Prospectus to a specified date not more than five days prior to the date of such letter, there has been any decrease, except as described in such letter and previously discussed with you, in consolidated gross revenues, net income, consolidated assets or total stockholders' equity as compared with the amounts shown on such balance sheet, except for such changes or decreases which the Registration Statement discloses have occurred or may occur; and

          (iv) In addition to the examination referred to in their report included in the Registration Statement and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting and financial records of the Company and its subsidiaries identified in such letter.

     (d) The Representative shall have received a certificate or certificates, dated the Closing Date and the Additional Closing Date, executed by at least two officers of the Company, including the Chairman of the Board or the President and the principal financial or accounting officer of the Company, to the effect that:

          (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

          (ii) Neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

          (iii) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction, not in the ordinary course of business, and there has not been any material change in the capital stock or funded debt of the Company, or any material adverse change in the condition (financial or other) or results of operations of the Company;

          (iv) There are no legal proceedings pending or threatened against the Company of a character affecting the validity of this Agreement or required to be disclosed in the Prospectus which are not disclosed therein; there are no transactions or contracts which are required to be summarized therein which are not so summarized; and there are no material contracts or documents required to be filed as exhibits to the Registration Statement which are not so filed;

          (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or damage to its properties, whether or not insured; and

          (vi) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the date of the letter; and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the letter.

     (e) The Selling Securityholders shall have performed all of the covenants contained herein and in any certificate or document contemplated under this Agreement to be delivered to you and required to be performed by the Selling Securityholders at or prior to the Closing Date, and you shall have received at the Closing Date a certificate of the Selling Securityholders, dated as of the Closing Date, to the effect that the representations and warranties of the Selling Securityholders contained in this Agreement and in each such certificate and document are true and correct in all respects on and as of the date of such certificate as if made on and as of such date, and each of the covenants and conditions required to be performed or complied with by the Selling Securityholders on or prior to the date of such certificate has been duly, timely and fully performed or complied with.

     (f) The Company and each of the Selling Securityholders shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you may have reasonably required in a timely manner as to the accuracy and completeness, at the Closing Date, of any statement in the Registration Statement or the Prospectus; as to the accuracy, at the Closing Date, of the representations and warranties of the Company and the Selling Securityholders herein and in each certificate and document contemplated under this Agreement to be delivered to you; as to the performance by the Company and the Selling Securityholders of their respective obligations hereunder and under each such certificate and document; or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

     (g) All corporate proceedings and related matters in connection with the organization of the Company and the qualification, authorization, issuance, sale and delivery of the Securities shall be satisfactory to Henry C. Malon, Esq., counsel for the Underwriter, and such counsel shall have been furnished with such papers and information as he may reasonably have requested in this connection.

     (h) Certain holders of outstanding securities of the Company shall have agreed not to sell or transfer their securities under Rule 144 under the Act or otherwise for certain periods of time following the Effective Date of the offering, as set forth in the Prospectus, without the prior written consent of the Underwriter.

     (i) All such opinions, letters, certificates and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to the Underwriter and to its counsel.

     (j) If any condition to the Underwriter's obligations hereunder to be satisfied at or prior to the Closing Date is not so satisfied, the Underwriter may terminate this Agreement without liability on its part or on the part of the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Section 4(a)(v) of this Agreement and except for any liability under Sections 6 and 7 of this Agreement.

     6. Indemnification. (a) The Company and each of the Selling Securityholders, jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which it or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company or a Selling Securityholder specifically for that purpose or based upon written information furnished by the Company or a Selling Securityholder filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse it and each such controlling person for any legal or other expenses reasonably incurred by it or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Selling Securityholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus, the Prospectus or such amendment or supplement, or in such blue sky application or such other document, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof; and provided, further, that the Company and the Selling

Securityholders will not be liable under this indemnity agreement, insofar as it relates to any Preliminary Prospectus, to the extent that any such loss, claim, damage, liability or action results from the fact that the Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sales, a copy of the Prospectus (or of the Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to you). This indemnity agreement will be in addition to any liability which the Company and the Selling Securityholders may otherwise have. The obligations of each Selling Securityholder to indemnify the Underwriter and aforesaid controlling persons hereunder shall be limited to the product of the number of Units sold by such Selling Securityholder and the initial public offering price set forth on the cover page of the Prospectus.

     (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, and each of the Selling Securityholders to the same extent as the foregoing indemnity from the Company and the Selling Securityholders to the Underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person or Selling Securityholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company specifically for that purpose filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Prospectus, the Prospectus or such amendment or supplement, or in such blue sky application or such other document, in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person or any such Selling Securityholder in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

     (c)  Promptly after receipt by an indemnified party under this

Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any action effected without its written consent.

     7. Contribution. (a) In order to provide for just and equitable contribution under the Act in any case in which (i) the Underwriter (or any person who controls the Underwriter within the meaning of the Act) makes claim for indemnification pursuant to Paragraph 6(a) hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Paragraph 6(a) provides for indemnification in such case or (ii) contribution under the Act may be required on the part of the Underwriter or any such controlling person in circumstances for which indemnification is provided under Paragraph 6(b), then, and in each case, the Company, the Selling Securityholders and the Underwriter shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriter is responsible for an aggregate of 10% (being the amount of the Underwriter's commission) and the Company and the Selling Securityholders are responsible for the remaining portion; provided, however, that, in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (b) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

     8. Representations and Indemnities to Survive Delivery. All representations and warranties of the Company contained herein and in the certificate or certificates delivered pursuant to Section 5(d) hereof, and the indemnity and contribution agreements contained in Sections 6 and 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person, or by or on behalf of the Company or any officer, director or controlling person, or of any termination of this Agreement, and shall survive delivery of and payment for the Units.

      9. Effective Date of this Agreement and Termination Thereof. (a) This Agreement shall become effective at 9:00 A.M., New York City time, on the first full business day after the Registration Statement has become effective, or at such earlier time after the Registration Statement has become effective as you in your discretion shall first release the Units for sale to the public. For the purposes of this Section 9, the Units shall be deemed to have been released for sale to the public upon release by you of the publication of a newspaper advertisement relating to the Units or upon release by you of telegrams or facsimile transmissions offering the Units for sale, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below, by giving the notice hereinafter specified at or before the time this Agreement becomes effective; provided however, that the provisions of this Section,
Section 4(a)(v), Section 6 and Section 7 shall at all times be effective.

     (b) You shall have the right to terminate this Agreement by giving the notice hereinafter specified at any time at or prior to the Closing Date if (i) the Company or the Selling Securityholders shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on their part to be performed hereunder, or because any other condition precedent to the Underwriter's obligations hereunder required to be fulfilled by the Company and the Selling Securityholders have not fulfilled, or if (ii) trading on the New York Stock Exchange shall have been generally suspended, or minimum or maximum prices for trading shall have been generally fixed, or maximum ranges for prices for securities shall have been generally required by the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction, or if there has been a substantial adverse change in general market or economic conditions, or if a banking moratorium shall have been declared by Federal or New York authorities, or if an outbreak of hostilities or other national or international calamity of such nature as to disorganize the securities markets in the United States shall have occurred since the execution hereof.

     If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 9, you shall notify the Company and the Selling Securityholders promptly by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, the Company shall notify you promptly by telephone or telegram, confirmed by letter.

     10. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriter shall be mailed, delivered or telegraphed and confirmed to you as Representative at 1 Battery Park Plaza, New York, New York 10004, or if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to it at 445 Park Avenue, New York, New York 10022 marked to the attention of the President.

     11. Parties. This Agreement shall inure to the benefit of and be binding upon you, the Company, the Selling Securityholders, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons and the officers and directors referred to in Section 6 hereof, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. No purchaser of any of the Units from the Underwriter shall be construed a successor or assign by reason merely of such purchase.

     12. Information Furnished by Underwriter. The statements set forth in the last paragraph on the cover page, in the stabilization legend, under the caption "Underwriting" and the statements regarding counsel for the Underwriter under the caption "Legal Matters" in any Preliminary Prospectus and in the Prospectus and in blue sky reports of sales, if any, constitute the written information furnished by or on behalf of the Underwriter referred to in Sections 2(b), 6(a) and 6(b) hereof.

     13. Miscellaneous. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, and the Company and the Selling Securityholders hereby consent and will submit to the jurisdiction of the courts of the State of New York and of any federal court sitting in the City of New York with respect to controversies arising under this Agreement.

     If the foregoing correctly sets forth the understanding between the Company and the Selling Securityholders and the Underwriter, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Selling Securityholders and each of the Underwriter.

                            Very truly yours,

                            HUNGARIAN BROADCASTING CORP.


                            By:
                               ---------------------------------

                            Selling Securityholders


                            By:
                               ---------------------------------
                                            , Attorney-in-fact for
                                the Selling Securityholders



Accepted as of the date first above written:

J.W. BARCLAY & CO., INC.



By:
   -----------------------------

                                   SCHEDULE A

                            SELLING SECURITYHOLDERS
                            -----------------------

                                                            Number of
     Name                                                   Units
     ----                                                   -----


Dean Rivera                                                  10,000
Patricia Weremeychik                                         10,000
Mark Lyons                                                   10,000
Joan Downey                                                  20,000
Louis Spadafora                                              10,000
Matthew Langdon                                              20,000
John Delgaizo                                                20,000
                                                            -------

              Total                                         100,000
                                                            -------